                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (Date of earliest event reported): August 8, 2002

                           Island Critical Care Corp.

        DELAWARE                        3699               65-0967706
(State or Other Jurisdiction of    Commission file      (I.R.S. Employer
 Incorporation or Organization)        Number           Identification No.)

                 9 Myrtle Street, Stratford, PE, Canada, C1B 1P4
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (902) 569-4447

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ITEM 5. OTHER ITEMS.

Notice of Intention to File a Proposal

On August 8, 2002, the Company filed a Notice of Intention to File a Proposal with the Office of the Superintendent of Bankruptcy Canada, PO Box 940, Station
M, 1505 Barrington Street, 16th Floor, Halifax, Nova Scotia, Canada, B3J 2V9.

As a result of filing the Notice of Intention, all creditors, both secured and unsecured are prohibited from commencing or continuing any action to collect the amounts owed to them by the Company until the Company's proposal is filed and voted on by the creditors.

The Company has engaged the services of Mr. Paul Stehelin of A.C. Poirier &
Associates Inc., 75 Prince William Street, St. John, New Brunswick, Canada, to
assist in the formalization of its reorganization plan, which the company expects to file in the next 30 days. The filing of the Notice of Intention was necessary to provide the Company with the time to focus on its future plans and formalize its proposal to creditors.

A copy of the Notice of Intention to File a Proposal filed with the
Superintendent of Bankruptcy Canada is attached as an exhibit to this filing.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 14, 2002

                               Island Critical Care Corp.

                               By: /s/ Kenneth R. Legere
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                               Name:   Kenneth R. Legere
                               Title:  President and Chief Executive Officer